CONTRIBUTION AGREEMENT

        THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into on this 2nd day of May, 2003, by and among The Taubman Realty Group Limited Partnership (“TRG”), a Delaware limited partnership, and G.K. Las Vegas Limited Partnership, a California limited partnership (“Gordon”).

        The following are the facts underlying this Agreement:

        TRG and Gordon desire to have Gordon subscribe for certain Series E units of partnership interest in TRG upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the representations and warranties and the covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereto hereby agree as follows:

        Capitalized terms utilized in this Agreement and not separately defined herein shall be given the meanings ascribed to such terms in the JV Agreement (as defined below).

        To the extent that this Agreement requires actions to be taken by TCI (as defined below), it is agreed that any such requirement shall be an obligation of TRG to cause TCI to take such actions, and, if such actions are not taken by TCI, TRG shall be in breach of this Agreement.

ARTICLE I

SUBSCRIPTION AND CONTRIBUTION

        1.1 Issuance of and Subscription for Series E Units of Partnership Interest. Taubman Centers, Inc., a Michigan corporation (“TCI”), pursuant to a certain Second Amended and Restated Continuing Offer, dated May 16, 2000 (the “Continuing Offer”), has made available to certain partners in TRG the ability to exchange Units of Partnership Interest in TRG (“Common Units”) for shares of TCI’s common stock (“TCI Stock”), which is currently traded on the New York Stock Exchange. Terms used in this Section 1.1 and in Section 1.3 that are not defined herein and that are defined in the Continuing Offer have the meanings ascribed to them in the Continuing Offer. TRG shall cause TCI to have all shares of TCI Stock referenced in this Agreement to be listed on the New York Stock Exchange promptly after the issuance thereof.

        Subject to the accuracy of the representations and warranties set forth in Section 2.1 hereof, Gordon hereby subscribes for, and TRG shall issue to Gordon, units of a new class of limited partnership interest in TRG (the “Series E Units”) in the quantity and on the terms set forth below. The Series E Units shall be evidenced by a certificate (the “Certificate of Units”) and shall be economically equivalent to Common Units of TRG that are issued and outstanding prior to the issuance of the Series E Units and shall otherwise have the terms described herein; provided, however, that the Series E Units shall not entitle Gordon to purchase Class B Preferred Shares of TCI; and provided further that such Series E Units shall not entitle Gordon to become a party to the Continuing Offer until such time as the Series E Units are converted into Common Units in accordance with the TRG Partnership Agreement.

        Reference is made to that certain Joint Venture Agreement (the “JV Agreement”), dated as of January 11, 2003, between GK Las Vegas Limited Partnership and TRG. In the event that the GK Closing has occurred as contemplated by Section 3 of the JV Agreement (“Event 3”), 2,083,333 Series E Units shall be issued to Gordon at Closing (as defined below) for the subscription price set forth herein.

        In the event that the Simon Closing has occurred as contemplated by Section 4 of the JV Agreement (“Event 4”), TRG shall issue to Gordon, at Closing, 2,416,666.67 Series E Units for the subscription price set forth herein. If Event 4 shall occur, TRG and Gordon hereby agree that Gordon, subject to all of the terms and conditions set forth in this Agreement, shall contribute to TRG, and TRG shall then contribute to TRG Forum LLC (“TRG Forum”), a 33.3% common equity interest in Forum Shops Associates LLC (the “Company”), a Delaware limited liability company (such 33.3% interest being referred to as the “Manager Interest”) in exchange for such Series E Units, effective on and as of the Closing Date (as defined below). As a result of such contributions, Gordon shall own a 66.7% common equity interest in the Company and TRG Forum shall be the Managing Member of the Company. Gordon covenants and agrees that on the Closing Date, the Manager Interest shall be free of any pledge, lien, encumbrance, or rights of others of any kind, except for (i) the rights of TRG and TRG Forum pursuant to this Agreement, (ii) the Amended LLC Agreement, and (iii) liens created by TRG or TRG Forum.

        The parties hereto hereby acknowledge the following: Event 3 has occurred, Event 4 has not occurred and shall not occur, and the execution and delivery of the Conversion Restriction Agreement (as defined in the JV Agreement) is being waived by the parties hereto.

        1.2 Subscription Price. If Event 3 has occurred, the subscription price for the Series E Units will be the sum of $49,999,992 for the Series E Units (the “Subscription Price”) which will be paid by means of a federal funds wire transfer on the closing date. If Event 4 has occurred, the Manager Interest (as referenced above), which shall have an agreed valuation of $58 million, shall be exchanged for the Series E Units.

        1.3 Continuing Offer. TRG or TCI, as applicable, shall, as soon as practicable after the date of conversion of the Series E Units into Common Units, and, in any event, within three (3) Business Days thereafter, (i) designate Gordon as a Designated Offeree under the Continuing Offer and (ii) file with the Securities and Exchange Commission (the “SEC”) a registration statement and related prospectus (the “Registration Statement”) that complies as to form in all material respects with applicable SEC rules providing for the sale of the shares of TCI stock by Gordon and that, when declared effective under the Securities Act of 1933, as amended (the “Securities Act”), will register for resale under the Securities Act the shares of TCI Stock that Gordon would have the right to acquire upon acceptance of the Continuing Offer with respect to the Common Units into which the Series E Units may be converted pursuant to the terms of the TRG Partnership Agreement, assuming that such acceptance occurred on the date that such registration statement is first filed with the SEC. TRG or TCI, as applicable, shall take all steps necessary to cause the Registration Statement to be declared effective as soon as practicable and, thereafter, to keep the Registration Statement effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the date on which Gordon consummates the sale of all of the shares of TCI Stock registered under the Registration Statement to enable Gordon (or the holder of the subject securities) to sell any of the securities covered by such Registration Statement. Gordon shall provide in a timely manner information regarding the proposed sale by Gordon of the shares of TCI Stock and such other information reasonably requested by TRG or TCI in connection with the preparation of and for inclusion in the Registration Statement. TRG or TCI, as applicable, shall provide to Gordon a reasonable number of copies of the final prospectus and any amendments or supplements thereto. Gordon shall have no right to exchange the Series E Units for Common Units, or to exchange Common Units pursuant to the Continuing Offer, except in accordance with the TRG Partnership Agreement and the Continuing Offer. Gordon acknowledges and agrees that, upon acceptance of the Continuing Offer with respect to any Common Units into which any of the Series E Units may be converted, Gordon may not resell any shares of TCI Stock issued in exchange for such Common Units until the Registration Statement is effective, unless an exemption from the registration requirements is available. Gordon further acknowledges and agrees that its ability to accept the Continuing Offer will be subject to all of the terms, conditions, and limitations contained in the Continuing Offer, including, without limitation, the “Ownership Limit” (as therein defined). References to Gordon with respect to registration rights in favor of Gordon shall be deemed to extend to any holder of the Series E Units, Common Units, shares of TCI Stock or other securities issuable subject to the terms and conditions of the TRG Partnership Agreement. Similarly, all references in this Section 1.3 to the Series E Units held by Gordon and the Common Units and shares of TCI Stock directly or indirectly issuable upon the conversion thereof shall be deemed to include any securities issued or issuable as a distribution upon, or in exchange or replacement of, any such securities.

        1.4 Additional Provisions. (a) In addition to the terms described elsewhere in this Agreement, the Series E Units shall have the following terms:

(i)	Series E Units. Whenever any distribution is paid to the holders of Common Units, TRG shall cause a distribution to be paid to the holder(s) of the Series E Units, in the same amount per unit that holders of Common Units receive per Common Unit, on the same terms as and simultaneous with such distribution paid to the holders of Common Units. In the event the outstanding Common Units are subdivided into a greater number of units, the distributions thereafter payable per unit with respect to Series E Units shall be equitably adjusted to the amount that would be payable to the holder of Series E Units if such Series E Units were converted into Common Units prior to such distribution.

(ii)	Conversion to Common Units. The Series E Units shall be convertible into Common Units on a one-for-one basis, subject to adjustment as provided in (d) below and subject to the restrictions on conversion set forth in the TRG Partnership Agreement.

(iii)	Conversion to TCI Stock. Common Units received upon the conversion of Series E Units shall be promptly exchanged into TCI Stock to the extent permissible under state and federal securities and other applicable law, subject to the terms and conditions set forth in this Agreement and in the TRG Partnership Agreement. In addition, subject to the foregoing, Gordon shall be deemed to have automatically accepted the Continuing Offer with respect to Common Units upon receipt of same.

(iv)	Amendment of Partnership Agreement. The amendment to the TRG Partnership Agreement setting forth terms of Series E Units shall be reasonably acceptable to Gordon.

(b)	Gordon Conversion and Disposition. Gordon agrees and acknowledges that:

(i)	all of the Series E Units to be received by Gordon and any Common Units and shares of TCI Stock received by Gordon upon the conversion thereof are subject to compliance with the “Ownership Limit” set forth in Article III(d) of the Restated Articles of Incorporation of TCI in effect on the date hereof; and

(ii)	upon the conversion of Common Units issued upon conversion of the Series E Units held by Gordon, the securities received pursuant to such conversion shall be sold or otherwise disposed of as soon as reasonably possible to the extent permissible under state and federal securities and other applicable law.

(c)	TRG Covenants. TRG agrees to cooperate and use its best efforts to make all filings, including, but not limited to, filings required by the Hart Scott Rodino Act and federal and state securities law, and take all other actions, necessary to allow for the issuance of the Series E Units and the conversions of the Series E Units, Common Units and shares of TCI Stock contemplated by this Agreement and the TRG Partnership Agreement.

(d)	Adjustment of Conversion Ratios. In the event of any TCI or TRG stock or unit dividend, stock or unit split, combination or exchange of shares or units, recapitalization or other change in capital structure, the number of Series E Units and the number of Common Units and shares of TCI Stock issuable upon the conversion of Series E Units and Common Units, respectively, as set forth in Section 1.1 and in this Section 1.4, shall be adjusted as necessary to reflect equitably the effects of such changes.

(e)	Continuing Offer. TRG and TCI agree as follows:

(i)	the Continuing Offer shall remain in effect so long as Series E Units (or Common Units issued upon conversion thereof) remain outstanding.

(ii)	the Continuing Offer shall not be amended in any way which adversely affects Gordon without Gordon’s consent.

(iii)	immediately upon conversion of its Series E Units, Gordon shall be designated as a Designated Offeree under the Continuing Offer.

(iv)	Gordon shall not be listed on Schedule B to the Continuing Offer.

(v)	TRG shall cause a Transfer Determination to be made within three (3) Business Days of any request for same by Gordon.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

        2.1 Representations and Warranties of TRG. To induce Gordon to enter into this Agreement, TRG hereby represents and warrants to Gordon as follows:

(a)	The Series E Units (and the Common Units into which the Series E Units may be converted) will be duly authorized and validly issued and shall be free and clear of any lien, claim, pledge, encumbrance, or rights of others of any kind, except for the terms and conditions of the TRG Partnership Agreement (as defined below); TRG shall reserve Common Units to enable the conversion of the Series E Units; TCI shall reserve shares to enable the exchange of Common Units contemplated by this Agreement;

(b)	No Series E Units are presently outstanding or shall be issued without the consent of Gordon, nor shall the terms and conditions applicable to such Series E Units be amended without the consent of Gordon;

(c)	TRG has furnished to Gordon a true, correct and complete copy of the Second Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, dated September 30, 1998, which has not been amended except for amendments dated March 4, 1999, September 3, 1999, and May 2, 2003 (as so amended, the “TRG Partnership Agreement”);

(d)	TRG has delivered to Gordon a true, correct, and complete copy of the Continuing Offer, and there has been no amendment thereto as of the date hereof;

(e)	On the Closing Date, TRG will have all requisite power, authority, and capacity to consummate the transactions contemplated hereunder and to otherwise perform the obligations required of them hereunder;

(f)	TRG’s execution, delivery, and performance of its obligations under this Agreement do not and will not violate any law, regulation, rule, administrative order, judgment, agreement, or instrument to which TRG or any of its properties are subject or by which TRG or any of its properties are bound. No consent of any third party is required in order for TRG to enter into this Agreement or any other agreement contemplated hereunder or for TRG to carry out the transactions contemplated hereby or thereby;

(g)	This Agreement constitutes the legally valid and binding obligation of TRG, enforceable against TRG in accordance with its terms;

(h)	At Closing, TRG shall provide to Gordon a certificate executed by TRG pursuant to which TRG represents and warrants to Gordon that, as of the Closing Date, the representations and warranties set forth on Exhibit A attached hereto are true and correct; and

(i)	From January 11, 2003 through the date of this Agreement, there has been no “TRG Change of Control” (as such term is defined in the JV Agreement).

        2.2 Survival of TRG’s Representations and Warranties. All representations and warranties made by TRG in Section 2.1 shall not merge into the instruments of conveyance to be delivered at the Closing and shall survive the Closing until December 31, 2007, at which time such representations and warranties shall automatically expire, except as hereinafter specifically set forth. If, prior to December 31, 2007, Gordon alleges in writing to TRG that any specific representation or warranty given by TRG was untrue when made or was breached by TRG (which written allegation shall identify with reasonable specificity the contested representation or warranty and the facts supporting Gordon’s allegation), then the contested representation and warranty shall survive, solely with respect to the claims so alleged, until December 31, 2008, at which time it shall automatically expire, unless Gordon has filed a lawsuit with respect thereto prior to December 31, 2008 (and if such lawsuit is filed, the contested representation and warranty, solely with respect to the claims alleged in such lawsuit, shall survive until the lawsuit is resolved, at which time it shall automatically expire).

        2.3 As-Is Exchange. Nothing in any of the documents or instruments to be delivered by TRG at the Closing shall be deemed to expand or alter in any manner the representations and warranties set forth in Section 2.1 above. Except as expressly set forth in this Agreement and in all certificates, documents and instruments delivered pursuant to Section 3.2 hereof, no representations, warranties or certifications have been made or are made, and no responsibility has been or is assumed, by TRG or by any partner, member, officer, employee or equity owner in TRG, as to any fact or condition which has or might affect the Series E Units or any portion thereof, or as to any other fact or matter. The parties hereto agree that all undertakings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits and Schedules attached hereto and in all certificates, documents and instruments to be delivered pursuant to Section 3.2 hereof, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation of, TRG and the Series E Units and no party is relying upon any statement or representation by any other party unless such statement or representation is specifically embodied in this Agreement or in the Exhibits or the Schedules attached hereto or in any certificates, documents and instruments to be delivered pursuant to Section 3.2 hereof. The terms and provisions of this Section 2.3 shall survive the Closing, notwithstanding any provision of this Agreement to the contrary.

        2.4 Representations and Warranties of Gordon. To induce TRG to enter into this Agreement, Gordon hereby represents and warrants to TRG as follows:

(a)	On the Closing Date, Gordon will have all requisite power, authority, and capacity to consummate the transactions contemplated hereunder and otherwise perform the obligations required of it hereunder;

(b)	Gordon’s execution, delivery, and performance of its obligations under this Agreement do not and will not violate any law, regulation, rule, administrative order, judgment, agreement, or instrument to which Gordon or any of its property is subject or by which Gordon or any of its property is bound;

(c)	This Agreement constitutes the legally valid and binding obligation of Gordon, enforceable against Gordon in accordance with its terms;

(d)	Neither the execution, delivery and performance of this Agreement or any other agreement contemplated hereunder nor the carrying out by Gordon of the transactions contemplated hereby or thereby will conflict with, result in a breach of, or constitute a default under any applicable provision of the Existing Partnership Agreement (as defined in the JV Agreement). No material consent of any third party is required in order for Gordon to enter into this Agreement or any other agreement contemplated hereunder or for Gordon to carry out the transactions contemplated hereby or thereby; and

(e)	The Series E Units are being acquired by Gordon as an investment for Gordon and not with a view to the resale or distribution of the Series E Units; Gordon is an “accredited investor” as defined in Regulation D under the Securities Act; in addition to the restrictions on transfers contained in the TRG Partnership Agreement, the Series E Units may not be resold, pledged or otherwise transferred unless permitted under the TRG Partnership Agreement, and unless such transfer is registered under the Securities Act and qualifies under applicable state “Blue Sky” laws and regulations (or unless such transfer is exempt from such registration and qualification); Gordon shall not transfer any Series E Units or Common Units acquired by it (or any securities acquired upon exchange of such Common Units) or any beneficial interest in such Series E Units or Common Units (or exchanged securities) or rights with respect to such Series E Units or Common Units (or exchanged securities) (except as permitted in the TRG Partnership Agreement) so long as Gordon owns Series E Units or Common Units; Gordon shall be bound by all of the terms, conditions, and restrictions of the TRG Partnership Agreement, as amended from time to time, as a holder of Series E Units and Common Units upon conversion of the Series E Units.

        2.5 Survival of Gordon’s Representations and Warranties. All representations and warranties made by Gordon in Section 2.4 hereof shall not merge into the instruments of conveyance to be delivered at the Closing and shall survive the Closing until December 31, 2007, at which time such representations and warranties shall automatically expire, except as hereinafter specifically set forth. If, prior to December 31, 2007, TRG alleges in writing to Gordon that any specific representation or warranty given by Gordon was untrue when made or was breached by Gordon (which written allegation shall identify with reasonable specificity the contested representation or warranty and the facts supporting TRG’s allegation), then the contested representation and warranty shall survive, solely with respect to the claims so alleged, until December 31, 2008, at which time it shall automatically expire, unless TRG has filed a lawsuit with respect thereto prior to December 31, 2008 (and if such lawsuit is filed, the contested representation and warranty, solely with respect to the claims alleged in such lawsuit, shall survive until the lawsuit is resolved, at which time it shall automatically expire).

        2.6 As-Is Exchange. Nothing in any of the documents or instruments to be delivered by Gordon at the Closing shall be deemed to expand or alter in any manner the representations and warranties set forth in Section 2.4 above. Except as expressly set forth in this Agreement and in all certificates, documents and instruments delivered pursuant to Section 3.2 hereof, no representations, warranties or certifications have been made or are made, and no responsibility has been or is assumed, by Gordon or by any partner, officer, or employee. The parties hereto agree that all undertakings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits and Schedules attached hereto and in all certificates, documents and instruments to be delivered pursuant to Section 3.2 hereof, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, and no party is relying upon any statement or representation by any other party unless such statement or representation is specifically embodied in this Agreement or in the Exhibits or the Schedules attached hereto or in any certificates, documents and instruments to be delivered pursuant to Section 3.2 hereof. The terms and provisions of this Section 2.6 shall survive the Closing, notwithstanding any provision of this Agreement to the contrary.

ARTICLE III

CLOSING

        3.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at the office of Miro Weiner & Kramer, Suite 100, 500 North Woodward Avenue, Bloomfield Hills, Michigan 48304, or such other place as agreed to by the parties hereto. The Closing shall occur on the date specified in the JV Agreement for such Closing (the “Closing Date”).

        3.2 Closing Documents.

3.2.1 TRG's Deliveries. At the Closing, TRG shall deliver to Gordon:

(a)	The Certificate of Units evidencing the issuance of the Series E Units to Gordon in the condition required hereunder.

(b)	A copy of the Continuing Offer, certified by TCI as being true, correct and complete.

(c)	A copy of the TRG Partnership Agreement, including the amendment thereto providing for the creation of the class of Series E Units (which amendment shall include substantially the same provisions as set forth in Section 1.4 (a) through (d) hereof), certified by TRG as being true, correct, and complete.

(d)	TRG’s certification that the representations and warranties contained in Section 2.1 of this Agreement are true and correct in all material respects as of the Closing Date.

(e)	TRG’s Foreign Investment in Real Property Tax Act certification.

3.2.2 Gordon's Deliveries. At the Closing, Gordon shall deliver to TRG:

(a)	If Event 3 shall occur, written confirmation of payment of the Subscription Price in accordance with Section 1.2 hereof. If Event 4 shall occur, an Assignment of LLC Interest.

(b)	Gordon’s certification that the representations and warranties in Section 2.4 of this Agreement are true and correct in all material respects as of the Closing Date.

ARTICLE IV

INDEMNIFICATION

        4.1 TRG’s Indemnification of Gordon. TRG hereby agrees to indemnify, defend, and hold Gordon harmless from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon, or incurred by Gordon by reason of or resulting from (a) any misrepresentation or breach of any of TRG’s representations or warranties contained in this Agreement or in any document or instrument delivered by TRG to Gordon at the Closing; and (b) any breach by TRG of, or a default by TRG under, any of the provisions of this Agreement or any other document or instrument delivered to the Partnership by TRG at the Closing.

        4.2 Gordon’s Indemnification of TRG. Gordon hereby agrees to indemnify, defend, and hold harmless TRG from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon, or incurred by TRG by reason of or resulting from (a) any misrepresentation or breach of any of Gordon’s representations or warranties contained in this Agreement or in any document or instrument delivered by Gordon to TRG at the Closing; (b) any breach by Gordon of, or a default by Gordon under, any of the provisions of this Agreement or any other document or instrument delivered to TRG by Gordon at the Closing.

        4.3 Procedure for Indemnification. If a party (the “Obligated Party”) is required to indemnify the other party (the “Indemnified Party”) under the terms of this Agreement, then this Section 4.3 shall govern the procedure with respect to such indemnification. Upon receipt by the Indemnified Party of notice of any claim or matter for which it is entitled to seek indemnification from the Obligated Party under the terms hereof (the “Claim”), the Indemnified Party shall promptly notify the Obligated Party of the Claim. The Obligated Party shall contest and defend against the Claim; provided, however, that the Obligated Party shall not commit, suffer, or permit any act or omission which would cause the Indemnified Party to incur, or expose the Indemnified Party to the incurrence of, any civil fines or criminal penalties. The Obligated Party shall keep the Indemnified Party informed of the progress of the defense against the Claim which shall be diligently pursued. If a final adjudication (i.e., an adjudication with respect to which the time for taking all appeals as of right has lapsed or with respect to which no further appeal is legally available) of such Claim is rendered against the Indemnified Party by a court of competent jurisdiction, the Obligated Party shall, within thirty (30) days after such adjudication becomes final, pay and satisfy such Claim. The Obligated Party shall notify the Indemnified Party in writing within ten (10) business days after an adjudication is rendered as to whether the Obligated Party will appeal the adjudication. If the Obligated Party notifies the Indemnified Party that it will not appeal an adjudication, then the Indemnified Party may undertake such appeal, at its sole cost and expense, in which case the Indemnified Party shall notify the Obligated Party at least ten (10) business days prior to the last date on which the Obligated Party is required to pay and satisfy the Claim pursuant to this Section 4.3, and the Obligated Party shall within twenty (20) business days after such notification deposit into escrow, with a national financial institution or title company reasonably acceptable to the Indemnified Party and the Obligated Party, the amount necessary to pay and satisfy the Claim. Upon depositing such amount, the Obligated Party shall be released from any further obligation hereunder to pay, satisfy and contest the Claim. The escrowed amount shall be disbursed and applied as follows: first, to the Indemnified Party, at any time upon demand by the Indemnified Party, to be used to pay and satisfy such Claim; second, to the Indemnified Party for the payment or reimbursement of the reasonable costs and expenses incurred by the Indemnified Party in prosecuting such appeal; and third, any excess to the Obligated Party. If the Obligated Party fails to contest and defend against, or to pay and satisfy the Claim within such thirty (30) days, then the Indemnified Party may, at its option, contest and defend against and/or pay and satisfy the Claim, in which case the Obligated Party shall immediately reimburse the Indemnified Party for all costs and expenses (such as, but not limited to, actual attorneys’ fees and disbursements) incurred by the Indemnified Party in contesting and defending against and/or paying and satisfying the Claim and enforcing the indemnification, together with interest on such costs and expenses from the time incurred until the time paid at the lower of (i) three percent (3%) in excess of the prime rate announced by Chemical Bank, from time to time, or (ii) the highest rate permitted by law. Each party agrees to cooperate with the reasonable requests of the other party in contesting, defending, paying, satisfying or appealing an adjudication rendered with respect to any Claim. If, as a result of an appeal, insurance recovery or otherwise, the Indemnified Party recovers from a third party any amounts with respect to which the Obligated Party made payments to or for the account of the Indemnified Party under this Article IV, the Indemnified Party shall promptly pay over to the Obligated Party any amounts so recovered.

ARTICLE V

PRORATIONS AND ADJUSTMENTS

        If the Closing Date occurs on the 15th day of a month, Gordon shall not be entitled to any distribution on such date. If the Closing Date occurs after the 15th day of a month, the first distribution to Gordon will be prorated.

ARTICLE VI

MISCELLANEOUS

        6.1 Notices. All notices required, contemplated or sent under this Agreement shall be delivered (a) personally, (b) by confirmed facsimile transmission, (c) by next day courier service (e.g., Federal Express), or (d) by certified or registered mail, return receipt requested, addressed as follows:

If to TRG: with a copy to: with a copy to: If to Gordon: with a copy to:	The Taubman Realty Group Limited Partnership
200 East Long Lake Road
Bloomfield, Michigan 48304
Facsimile: (248) 258-7601
Attention: Robert S. Taubman

The Taubman Realty Group Limited Partnership
200 East Long Lake Road
Bloomfield, Michigan 48304
Facsimile: (248) 258-7586
Attention: Dennis J. Hecht

Miro Weiner & Kramer
Suite 100
38500 Woodward Avenue
Bloomfield, Michigan 48304
Facsimile: (248) 646-2681
Attention: Ernest Weiner, Esq.

G.K. Las Vegas Limited Partnership
6 Glenville Street
Greenwich, Connecticut 06831
Facsimile: (203) 618-9600
Attention: Sheldon Gordon

Katten Muchin Zavis Rosenman
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661
Facsimile: (312) 902-1061
Attention: Howard Richard, Esq.
Harvey Silets, Esq.

All notices under this Agreement shall be deemed to have been properly given or served, (a) if delivered by hand or mailed, on the date of receipt or date of refusal to accept shown on the delivery receipt or return receipt, (b) if delivered by Federal Express or similar expedited overnight commercial carrier or courier, on the date that is one (1) business day after the date upon which the same shall have been delivered to Federal Express or similar expedited overnight commercial carrier, addressed to the recipient, with all shipping charges prepaid, provided that the same is actually received (or refused) by the recipient in the ordinary course, and (c) if sent by telecopier, on the date of confirmed delivery.

        6.2 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns. Neither TRG nor Gordon shall have the right to assign this Agreement or any portion hereof or any of their rights hereunder without the prior written consent of the other parties, which consent may be given or withheld in such party’s sole and absolute discretion; provided, however, that the rights provided to the holders of Series E Units or other securities issued, directly or indirectly, upon the conversion or exchange thereof, as set forth herein, shall be transferable to the permitted transferees of such Series E Units or other securities. Any purported or attempted assignment of this Agreement or such rights not expressly permitted under this Section 6.2 shall be null and void.

        6.3 Governing Law. This Agreement shall be governed by, and shall be interpreted and construed in accordance with, the laws of the State of Delaware applicable to contracts and agreements to be performed solely within the State of Delaware by residents of the State of Delaware i.e., without regard to choice of law principles.

        6.4 Captions. The captions used throughout this Agreement are for convenience only and shall not be used in the interpretation or construction of this Agreement.

        6.5 References; Gender. Unless the context otherwise requires, references in this Agreement to Sections shall be deemed to refer to Sections of this Agreement. Throughout this Agreement, the use of masculine pronouns shall be deemed to include feminine and neuter pronouns as the context may require.

        6.6 Entire Agreement; Amendment. This Agreement, together with the JV Agreement and the TRG Partnership Agreement, contains the entire agreement between the parties hereto with respect to the transaction contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented, or discharged except by performance or by an instrument in writing signed by all of the parties hereto.

        6.7 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, or shall be invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        6.8 Time is of the Essence. Time is of the essence with respect to this Agreement.

        6.9 Additional Actions and Documents. To the extent not inconsistent with the express terms of this Agreement, each of the parties hereto hereby covenants to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and to obtain such consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms, and conditions of this Agreement, whether before, at, or after the Closing.

        6.10 Waiver; Modification. Failure by any party hereto to insist upon or enforce any of its rights shall not constitute a waiver thereof, and nothing shall constitute a waiver of a party’s right to insist upon strict compliance with the provisions hereof. Any party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement. No oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties.

        6.11 Cumulative Remedies. Each and every one of the rights, benefits and remedies provided to Gordon by this Agreement, or any instruments or documents executed pursuant to this Agreement, are cumulative, and shall not be exclusive of any other rights, remedies and benefits allowed by law or equity to Gordon. Each and every of the rights, benefits and remedies provided to TRG by this Agreement, or any instruments or documents executed pursuant to this Agreement, are cumulative, and shall not be exclusive of any other rights, remedies and benefits allowed by law or equity to TRG.

        6.12 Commission. Gordon represents and warrants to TRG, and TRG represents and warrants to Gordon, that no broker or agent has been engaged by such party in connection with the negotiation and/or consummation of this Agreement. Each of the parties hereto agrees to defend and indemnify the other party against any claims against the other party for any brokerage fees, finders’ fees or commissions with respect to the transaction contemplated by this Agreement which are asserted by any person purporting to act or to have acted for or on behalf of the indemnifying party, and to pay the other party’s reasonable attorneys’ fees and disbursements in connection therewith.

        6.13 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of or on behalf of each party, or the signatures of the persons required to bind any party, appear on one or more of such counterparts. All counterparts shall collectively constitute a single agreement.

        6.14 Exhibits and Schedules. The Exhibits and Schedules enumerated herein are attached hereto and incorporated herein by this reference. The Exhibits and Schedules are hereby made a part of this Agreement as fully as if set forth in the text hereof.

[Signature page follows.]

        IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first-above written.

G.K. LAS VEGAS LIMITED PARTNERSHIP, a California limited
partnership

By: GORDON GROUP HOLDINGS, INC.
Its: General Partner

         By: /s/ Sheldon Gordon
                  Sheldon Gordon
         Its: President

THE TAUBMAN REALTY GROUP LIMITED
PARTNERSHIP, a Delaware limited partnership

By:
/s/ Steven Eder

Its: Authorized Signatory

CONTRIBUTION AGREEMENT

Among

G.K. LAS VEGAS LIMITED PARTNERSHIP

“GORDON,” and

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

“TRG”

Dated:

May 2, 2003

TABLE OF CONTENTS

RECITALS AND CERTAIN DEFINITIONS

ARTICLE I - ACQUISITION AND CONTRIBUTION

           1.1 Issuance of and Subscription for Series E Units of Partnership Interest
           1.2 Subscription Price
           1.3 Continuing Offer
           1.4 Additional Provisions

ARTICLE II - REPRESENTATIONS, WARRANTIES AND COVENANTS

           2.1 Representations and Warranties of TRG
           2.2 Survival of TRG's Representations and Warranties
           2.3 As-Is Exchange
           2.4 Representations and Warranties of Gordon
           2.5 Survival of Gordon's Representations and Warranties
           2.6 As-Is Exchange

ARTICLE III - CLOSING

           3.1 Closing
           3.2 Closing Documents

                  3.2.1 TRG's Deliveries
                  3.2.2 Gordon's Deliveries

ARTICLE IV - INDEMNIFICATION

           4.1 TRG's Indemnification of Gordon
           4.2 Gordon's Indemnification of TRG
           4.3 Procedure for Indemnification

ARTICLE V - PRORATIONS AND ADJUSTMENTS

ARTICLE VI - MISCELLANEOUS

           6.1 Notices
           6.2 Successors and Assigns
           6.3 Governing Law
           6.4 Captions
           6.5 References; Gender
           6.6 Entire Agreement; Amendment
           6.7 Severability
           6.8 Time is of the Essence
           6.9 Additional Actions and Documents
         6.10 Waiver; Modification
         6.11 Cumulative Remedies
         6.12 Commission
         6.13 Counterparts
         6.14 Exhibits and Schedules

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